CONSULTING AGREEMENT


THIS AGREEMENT made effective this 17th day of January, 2002, by and between Kevin Ryan ("Consultant") and Sonic Jet Performance, Inc. ("Client") (collectively, the "Parties" and separately, the "Party").

                                   WITNESSETH:

WHEREAS, Client is engaged in the design, manufacturing and marketing of high performance commercial boats and mine protected vehicles; and

WHEREAS, Consultant has experience providing certain advisory services to companies; and

WHEREAS, Client and Consultant wish to enter into a relationship whereby Consultant will provide certain services to Client on the terms and conditions hereinafter set forth.

NOW THEREFORE, in consideration of, and for the mutual promises and covenants contained herein, and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1.       Statement of Services-Scope of Work

Client agrees to engage Consultant to perform the services and undertake the duties and responsibilities as set forth below and incorporated herein (the "Services") and Consultant agrees to render the Services under the terms and conditions set forth in this Agreement. Consultant shall perform the Services without a fixed schedule or a commitment of a minimum number of hours provided; however, Consultant will provide a reasonable number of hours to perform the Services.


2.       No Employment

Consultant will be engaged solely as a consultant and not as an employee. The relationship between Consultant and Client shall at all times be a contractor/principal relationship, and Consultant shall not be deemed to be an employee of Client.

3.       Compensation and Payment

 Client shall pay Consultant One Million Two Hundred Fifty Thousand (1,250,000) shares of common stock of Sonic Jet Performance, Inc. ("Stock"). The Shares when issued shall be fully paid and non-assessable and will represent payment in full for the basic services rendered. Consultant shall be responsible for all out of pocket expenses unless Consultant has received prior written approval from Client, and shall be responsible for supplying his own PC, office, telephone and related business items.

4.       Term of Agreement

The term of this Agreement (the "Term") shall commence as of the date of this Agreement and shall remain in full force and effect for eight months unless terminated pursuant to Section 5.

5.       Termination of Agreement

Either Party may terminate this Agreement due to a material breach by the other party and failure by that party to cure within 30 days of written notice of said

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breach (the "Notice of Termination"). Upon receiving Notice of Termination from
Client, Consultant shall discontinue performance of the Services on the date specified in the Notice of Termination (the "Termination Date").

6.       Confidentiality of Information

Consultant acknowledges that he has executed the Confidentiality Agreement attached hereto. The Parties further agree that Client retains sole and exclusive right, title and ownership of any and all proprietary technology and any new products, improvements, enhancements or the like that result from Consultants services (the "Developments") and that Consultant shall not have any right to or claim for any interest in the technology and/or the Developments.

7.       Responsibility of the Client

Client shall:

(a) Provide reasonable assistance to Consultant by making available to Consultant pertinent information relating to the Services.
(b) Provide prompt written notice to Consultant whenever Client becomes aware of any development that affects the scope or timing of the Services.
(c)     Pay Consultant for the Services in a timely manner.


8.       Responsibilities of the Consultant

Consultant shall:

(a) Use best efforts to perform the Services in a professional and workman like manner consistent with the professional standards of the industry.
(b) Inform and update Client regarding matters pertinent to the performance of the Services.
(c) Although Consultant may perform services for other customers/clients, Consultant has agreed that shall devote such time as is reasonable and necessary to complete the Services in a timely manner consistent with the time frame established by Client.


9.       Compliance with Law

Consultant agrees to comply with all applicable local, state and federal laws, regulations and orders relating to the Services, including but not limited to, fair and equal opportunity practices and policies.

10.      Notices

Any notice to be given under and pursuant to the terms of this Agreement shall be in writing and shall be made by personal delivery, by a nationally recognized overnight carrier or by registered or certified mail, postage prepaid, return receipt requested and such notice shall be deemed given upon receipt if delivered personally or by overnight carrier, or forty-eight (48) hours after deposit in the United States mails as set forth herein. Any notice to the parties shall be sent to the following addresses or to such other address, as either party to this Agreement shall specify by notice to the other:


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If to Client:              Sonic Jet Performance, Inc.
                           11782 Western Ave., Unit 18
                           Stanton, CA  90680



If to Consultant: Kevin Ryan
                           317 Ximeno Ave.
                           Long Beach, CA 90814


11.      Governing Law

The laws of the State of California shall govern this Agreement.

12.      Binding Arbitration

Any controversy or claim arising out of or relating to this Agreement, or any alleged breach thereof, will be settled by binding arbitration in accordance with the Commercial Rules of the American Arbitration Association. Such action shall be brought in Orange County, California and judgment upon the award rendered by the Arbitrator(s) may be entered in any court having jurisdiction thereof. The prevailing party in such action shall be entitled to recover reasonable attorney's fees.

13.      Entire Agreement

This Agreement constitutes the entire agreement between the Parties and the terms and conditions may be waived, modified or amended only by written agreement signed by both Parties.

14.      Waiver

No covenant, term or condition of this Agreement or breach thereof shall be deemed waived unless the waiver is in writing and signed by the party against whom enforcement is sought. Any waiver shall not be deemed to be a waiver of any proceeding or succeeding breach of the same or any other covenant, term or condition.

15.      Mutual Representation and Warranties

Each Party represents to the other that:

(a) They are not restricted or prohibited, contractually or otherwise, from entering into and performing each of the terms and conditions of this Agreement.
(b) The person executing this Agreement on behalf of the respective party has the requisite power and authority to execute this Agreement and to cause the respective party to be legally bound.
(c) No suits, actions or proceedings are threatened or pending that will adversely affect its ability to perform its obligations under this Agreement.

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16.      Assignment

This Agreement and the rights hereunder may not be assigned by either Party without the prior written consent of the other and shall be binding upon and enure to the benefit of the Parties, their respective successors and assigns.

17.      Severability

The provisions of this Agreement are meant to be enforced severally so that the determination that one or more provisions are enforceable or invalid shall not affect or render invalid any other provisions of this Agreement and such provisions shall continue to be in full force in accordance with their terms.

18.      Counterparts

This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed to be an original and such counterparts shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed effective as of the date set forth above.

Consultant:                                    Client:
Kevin Ryan                                     Sonic Jet Performance, Inc.


_______________________                         By:__________________________
                                                         Madhava Rao Mankal